Execution Version

April 8, 2015
New Source Energy Partners L.P.
914 North Broadway Ave., Suite 230
Oklahoma City, Oklahoma 73102
Attention: Kristian Kos, President and Chief Executive Officer

Re:
Credit Agreement, dated as of February 13, 2013, among New Source Energy Partners, L.P. (the “Borrower”), Bank of Montreal, as administrative agent (in such capacity, the “Administrative Agent”), and the lenders party thereto (the “Lenders”, and such agreement, as heretofore amended, restated, modified or supplemented, the “Credit Agreement”)

Mr. Kos:
This letter relates to the Credit Agreement. Each capitalized term not defined herein shall have the meaning assigned such term in the Credit Agreement. All references to sections in this letter shall refer to sections of the Credit Agreement unless otherwise indicated.
Scheduled Borrowing Base Postponement

Pursuant to Section 12.02(b)(ii), the Borrower has requested that the Lenders postpone, and the Lenders do hereby postpone, the April 1, 2015 Scheduled Redetermination until May 1, 2015, such that the new Borrowing Base resulting from such redetermination (the “Postponed Scheduled Redetermination”) shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders on May 1, 2015 (or such later date pursuant to Section 2.07(d)) (May 1, 2015 or such later date, the “Postponed Scheduled Redetermination Date”). For the avoidance of doubt, the provisions of Section 2.07 shall apply to the Postponed Scheduled Redetermination, and for this purpose, the Administrative Agent shall propose the Proposed Borrowing Base on or before April 15, 2015.

As consideration for the agreement of the Lenders to postpone the April 1 Scheduled Redetermination, the Borrower covenants and agrees with the Lenders as follows:

a. During the period from and including the date hereof through and including the Postponed Scheduled Redetermination Date (the “Postponement Period”), the Borrower will not, and will not permit any Subsidiary to, declare or make any Restricted Payments pursuant to Section 9.04(iv), unless during the Postponement Period the Borrower has reduced the total Revolving Credit Exposures to an amount less than or equal to $55,000,000 and after giving effect to such Restricted Payment, the total Revolving Credit Exposures is an amount less than or equal to $55,000,0000 (and for the avoidance of any doubt, the provisions of Section 9.04(iv) shall otherwise apply);

b. During the Postponement Period, the Borrower will not, and will not permit any Subsidiary to, make any Investments pursuant to Sections 9.05(a)-(l) other than Investments in an aggregate amount not to exceed $250,000 pursuant to Section 9.05(m) (provided that the requirements of Section 9.05(m) are otherwise satisfied both before and after giving effect to each such Investment), unless during the Postponement Period the Borrower has reduced the total Revolving Credit Exposures to an amount less than or equal to $55,000,000 and after giving effect to such Investment, the total Revolving Credit Exposures is an amount less than or equal to $55,000,0000 (and for the avoidance of any doubt, the provisions of Section 9.05 shall otherwise apply); and

c. On or before April 26, 2015, the Borrower shall furnish to the Administrative Agent a cash flow forecast for the 13 week period subsequent to the date of delivery of such forecast to the Administrative Agent, such forecast to be in form and substance satisfactory to the Administrative Agent, unless the Borrower has reduced the total Revolving Credit Exposures to an amount less than or equal to $55,000,000 on or before April 26, 2015.

The failure of the Borrower to comply with any of the covenants contained in the foregoing clauses (a)-(c) shall constitute an immediate Event of Default.

Optional Reduction of Aggregate Maximum Credit Amounts

The Borrower hereby irrevocably requests that the Aggregate Maximum Credit Amounts be reduced, and effective immediately as of the date hereof, the Aggregate Maximum Credit Amounts is hereby irrevocably reduced, from $150,000,000 to $84,000,000. The Lenders do hereby waive the notice, timing and other requirements of Section 2.06(b) related to such request and reduction (provided that, for the avoidance of any doubt, such reduction shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage).

The Borrower hereby expressly (a) acknowledges the terms of this letter, (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly modified hereby, notwithstanding the waiver contained in clause (a) above and (c) represents and warrants to the Lenders that as of the date hereof: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
Except as expressly waived or modified herein, all covenants, obligations and agreements of the Borrower contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms. Without limitation of the foregoing, the foregoing waiver of Section 2.06(b) is hereby granted to the extent and only to the extent specifically stated herein and for no other purpose and shall not be deemed to (a) be a consent or agreement to, or waiver or modification of, or amendment to, any other term or condition of the Credit Agreement, any other Loan Document or any of the documents referred to therein, (b) except as expressly set forth herein, prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement, any other Loan Document or any of the documents referred to therein, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument. Granting the waiver set forth herein does not and should not be construed to be an assurance or promise that consents or waivers will be granted in the future, whether for the matters herein stated or on other unrelated matters.
This letter (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of Texas.
This letter may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this letter by facsimile transmission or other electronic means shall be effective as delivery of a manually executed counterpart hereof.
This letter shall not become effective until the Administrative Agent receives counterparts of this letter executed by the Borrower and the Required Lenders.

This letter, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements among the parties.
[Signatures begin on next page.]

If the foregoing correctly states your understanding with respect to the matters stated in this letter, please acknowledge by signing in the space provided below.
Very truly yours,
BANK OF MONTREAL,
as Administrative Agent

By: /s/ Gumaro Tijerina
Gumaro Tijerina
Managing Director

Accepted and Agreed to as of the date first written above by:

BORROWER:                NEW SOURCE ENERGY PARTNERS L.P.
By: New Source Energy GP, LLC,
its general partner
By: /s/ Kristian Kos
Kristian B. Kos
Chairman and Chief Executive Officer

LENDERS:	BMO HARRIS FINANCING, INC.,
as a Lender

By: /s/ Gumaro Tijerina
Gumaro Tijerina
Managing Director

ASSOCIATED BANK, N.A.,
as a Lender

By: /s/ Farhan Iqbal
Farhan Iqbal
Senior Vice President

COMMONWEALTH BANK OF AUSTRALIA,
as a Lender

By: /s/ Jonathan Verlander
Jonathan E. Verlander
Head of Reserve Based Lending, Americas

SOCIETE GENERALE,
as a Lender

By: /s/ Max Sonnonstine
Max Sonnonstine
Director

CIT FINANCE LLC,
as a Lender

By: /s/ John Feeley
John Feeley
Director